Exhibit 10.1

EXECUTION COPY
FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”) is dated as of September 17, 2024, and is made by and between HC Hornet Way, LLC, a Delaware limited liability company (“Landlord”) and Beyond Meat, Inc., a Delaware corporation (“Tenant”), with respect to the following facts and circumstances:

A.Landlord and Tenant executed that certain Lease dated January 14, 2021 (the “Original Lease”) for certain premises described therein consisting of approximately 281,110 rentable square feet (the “Premises”). Initially capitalized terms not defined in this Amendment shall have the meanings ascribed thereto in the Original Lease.

B.Tenant requested that the scope of Landlord’s Work be reduced (as contemplated by Section 1.2.2 of the Original Lease), and Tenant and Landlord have agreed upon an increase in the Tenant Improvement Allowance that Tenant shall receive as a result thereof, as more fully set forth in this Amendment.

C.Landlord caused the Premises to be remeasured in accordance with Section 1.3 of the Lease, which requires a revision of the stated area of the Premises and the Building (and a revision of the amounts, percentages and figures appearing or referred to in the Original Lease that are based thereon), as more fully set forth in this Amendment.

D.Certain of the Tenant Improvements have been approved by Landlord on the condition that Tenant restore such areas to their original condition upon the expiration or earlier termination of the Lease, as more fully set forth in this Amendment.

E.Tenant requested Landlord’s consent to install a backup generator within a portion of the Project that presently is Common Area, and Landlord is willing to permit Tenant to install a backup generator within such area, as more fully set forth in this Amendment.

F.Certain changes to Tenant’s anticipated occupancy schedule require changes to the Phased Premises Delivery Dates, as more fully set forth in this Amendment.

G.Pursuant to Ordinance No. 1594, adopted by the El Segundo City Council on November 19, 2019 and codified by Chapter 34 of the Zoning Code of the City of El Segundo (the “Ordinance”) and as a condition to the issuance of a Certificate of Occupancy for the Premises (or portion thereof), Tenant either (1) must acquire and install artwork on or in the vicinity of the Project site that is visible, accessible, and compatible with the Building and Project (individually and collectively, “Artwork”), or (2) pay to the City of El Segundo an in-lieu fee. Tenant elected to acquire and install Artwork at the Project, and Landlord is willing to permit such Artwork to be installed at the Project, in accordance with the Ordinance and this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Landlord and Tenant agree as follows:
1.Reduction in Scope of Landlord’s Work; Increase in Tenant Improvement Allowance. Pursuant to Section 1.2.2 of the Original Lease, Tenant provided Notice to Landlord requesting that Landlord not complete certain then-uncompleted elements of Landlord’s Work and on account thereof, Landlord and Tenant have agreed that the Tenant Improvement Allowance shall be increased by $1,105,586.00, allocated among the Phases as Tenant shall determine.
2.Rent Commencement Date and Lease Expiration Date.
2.1The Rent Commencement Date is November 9, 2021 because the BSC Completion Date was April 13, 2021, and the Rent Commencement Date is on a date 210 days following the BSC Completion Date. Accordingly, the Lease Expiration Date is November 30, 2033, in accordance with Section 7.5 of the Summary.
2.2The Notice of Lease Term Dates attached to the Original Lease as Exhibit C is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.
3.Revision of Premises, Building and Project Area.
3.1Remeasurement. Landlord has caused Stevenson to remeasure the Premises and the Building pursuant to Section 1.3 of the Original Lease. Based on the Stevenson Space Accounting Book, dated September 27, 2022 (the “Revised Stevenson Accounting”):
(a)the area of the Premises is hereby adjusted to 282,085 rentable square feet (from 281,110 rentable square feet), and each reference to “281,110 rentable square feet” in the Original Lease is hereby amended by deleting it and replacing it with “282,085 rentable square feet”;
(b)the area of the Building is hereby adjusted to 390,615 rentable square feet (from 388,989 rentable square feet), and each reference to “388,989 rentable square feet” in the Original Lease is hereby amended by deleting it and replacing it with “390,615 rentable square feet”; and
(c)the area of the Project is hereby adjusted to 404,615 rentable square feet (from 402,989 rentable square feet), and the reference to “402,989 rentable square feet” in the Original Lease is hereby amended by deleting it and replacing it with “404,615 rentable square feet”.
3.2Premises Area. Section 6 of the Summary set forth in the Original Lease is hereby deleted in its entirety and replaced with the following:

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6. Premises (Article 1):
Suites A, B, C, D, E and G in the Building, consisting of approximately 282,085 rentable square feet of space. The portion of the Premises shown on Exhibit A-1 is sometimes referred to as “Phase I-A”, consisting of approximately 72,351 rentable square feet of space; the portion of the
Premises shown on Exhibit A-2 is sometimes referred to as “Phase I-B”, consisting of approximately 69,117 rentable square feet of space; the portion of the Premises shown on Exhibit A-3 is sometimes referred to as “Phase II-A”, consisting of approximately 40,536 rentable square feet of space; the portion of the Premises shown on Exhibit A-4 is sometimes referred to as “Phase II-B” (Phase II-A and Phase II-B are collectively referred to as “Phase II”), consisting of approximately 61,566 rentable square feet of space and the portion of the Premises shown on Exhibit A-5 is sometimes referred to as “Phase III”, consisting of approximately 38,514 rentable square feet of space. Phase I-A, Phase I-B, Phase II- A, Phase II-B and Phase III are sometimes individually referred to as a “Phase” and collectively as “Phases”.

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3.3Base Rent Schedule. Section 8 of the Summary set forth in the Original Lease is hereby deleted in its entirety and replaced with the following:

8. Base Rent (Article 3):
Months of Initial Lease Term	Monthly Installment of Base Rent
1 through 12	$ 0.00
13 through 19	$ 494,065.66
20 through 24	$ 850,310.32
25	$ 875,819.63
26 through 36	$ 1,109,478.82
37 through 48	$ 1,142,763.19
49 through 60	$ 1,177,046.08
61 through 72	$ 1,212,357.47
73 through 84	$ 1,248,728.19
85 through 96	$ 1,286,190.04
97 through 108	$ 1,324,775.74
109 through 120	$ 1,364,519.01
121 through 132	$ 1,405,454.58
133 through 144	$ 1,447,618.22

3.4Tenant’s Share of Direct Expenses Schedule. Section 9 of the Summary set forth in the Original Lease is hereby deleted in its entirety and replaced with the following:

9. Tenant’s Share of Direct Expenses (Article 4):
Prior to the Rent Commencement Date (i.e., November 9, 2021): 0%.
From the Rent Commencement Date (i.e., November 9, 2021) until the earlier of (i) the date Tenant actually occupies more than 129,081 rentable square feet within the Premises (the “Occupancy Date”), or (ii) the last day of the nineteenth (19th) month of the Lease Term: 33.18% (based on the ratio set forth in Section 9 of the Summary in the Original Lease [i.e., prior to remeasurement] of approximately 129,081 rentable square feet for Phase I-A and Phase I-B, as the numerator, and approximately 388,989 rentable square feet in the Building, as the denominator).

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From the earlier of (a) the Occupancy Date or (b) the first day of the twentieth (20th) month of the Lease Term, until the earlier of (i) the date Tenant actually occupies more than 222,559 rentable square feet within the Premises or
(ii) the last day of the twenty-fifth (25th) month of the Lease Term: 57.21% (based on the ratio set forth in Section 9 of the Summary in the Original Lease [i.e., prior to remeasurement] of approximately 222,559 rentable square feet for Phase I-A, Phase I-B, Phase II-A and Phase II-B, as the numerator, and approximately 388,989 rentable square feet in the Building, as the denominator).

From and after the earlier of (a) the date Tenant actually occupies more than 222,559 rentable square feet within the Premises or (b) the first day of the twenty-sixth (26th) month of the Lease Term: 72.22% (based on ratio of approximately 282,085 rentable square feet in the Premises, as the numerator, and approximately 390,615 rentable square feet in the Building, obtained from the Revised Stevenson Accounting).

Except as provided above, during the Lease Term, Tenant’s Share in any Building shall equal the quotient derived when the rentable area of the applicable portion of the Premises located within such Building is divided by the rentable area of such Building.
The “Building’s Allocable Share” shall mean, as of the BSC Completion Date, 96.54% (based on approximately 390,615 rentable square feet in the Building divided by approximately 404,615 rentable square feet in the Project). At all times during the Lease Term, the Building’s Allocable Share shall equal the quotient derived when the rentable area of the Building is divided by the rentable area of all of the Buildings in the Project.

3.5Increase of Tenant Improvement Allowance. Landlord hereby increases the Tenant Improvement Allowance by an additional $153,600.00 (i.e., in addition to the increase described in Section 2 above), applicable to Phase III, on account of the increase in the area of the Premises and by further agreement of the parties hereto.

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4.Restoration Matters.
4.1Components of Initial Improvements; Future Alterations. Landlord approved certain aspects of the Tenant Improvements described on Exhibit 2 attached hereto on condition that Tenant remove the same and restore the applicable portion of the Premises to its pre-existing condition on or before the expiration or earlier termination of the Lease Term, as more particularly set forth on Exhibit 1 attached hereto and subject to the last sentence of Section 6.4 of the Work Letter attached as Exhibit B to the Original Lease (collectively, the “TI Restoration Items”). Tenant acknowledges that Landlord continues to reserve its right to approve future Alterations on condition that Tenant restore the portion of the Premises where such Alterations will be constructed to the condition in existence immediately prior to the commencement of such Alterations by the expiration or earlier termination of the Lease Term, pursuant to Section 8.1 of the Original Lease; except, that, Landlord’s right to condition its approval as described above in this sentence respecting any Tenant Improvements shall continue to be governed by Section 6.4 of the Work Letter attached as Exhibit B to the Original Lease. If Landlord requires future restoration work as a condition to approving any proposed additional Alterations as described above in this Section 4.1, the parties hereto shall revise the TI Restoration Items accordingly by noting, among other things, whether such alterations are Alterations or Tenant Improvements Subject to Restoration.
4.2Public Art Installation.
(a)Landlord acknowledges Tenant is obligated under the Ordinance to acquire and install Artwork, or pay to the City of El Segundo an in-lieu fee, as a condition to the issuance of a Certificate of Occupancy for the Premises (or portion thereof), and Tenant elected to commission Artwork to be installed at the Project for Phase I of the Premises. Landlord hereby approves of Tenant’s proposed installation(s) of the Artwork in the Common Areas near the Premises in the locations shown on Exhibit 3 attached hereto and at other locations at the Project as may be mutually agreed upon by the parties hereto (in their reasonable discretion) and in compliance with the Ordinance (“Artwork Location”); provided, however, if the City of El Segundo requires any portion of the Artwork to be relocated to another part of the Project during the Lease Term, such relocation shall be performed at Tenant’s sole cost and expense. Tenant shall not be obligated to pay any rent for the installation or display of the Artwork at the Artwork Location, but is obligated to pay for the Artwork and the cost of its installation at the Artwork Location.
(b)Landlord and Tenant further agree that the Artwork shall be maintained by Landlord’s facilities maintenance team maintaining the Common Areas of the Project and the cost of maintaining the Artwork and insuring the Artwork, if it is insured, shall be

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Operating Expenses. Landlord and Tenant each covenant to abide by the applicable provisions of the Ordinance and shall indemnify, defend, and hold harmless the Landlord Parties and Tenant Parties, as applicable, from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising from such indemnitor’s failure to abide by the applicable provisions of the Ordinance.
(c)Landlord acknowledges that Section 15-34-6.C of the Ordinance requires a covenant regarding the maintenance of the Artwork to be recorded with the Los Angeles County Registrar-Recorder’s office as a condition to the issuance of a Certificate of Occupancy if Artwork will be installed at the Project site, the form of which is attached hereto as Exhibit 4. Landlord hereby agrees to execute, deliver and record such covenant with the Los Angeles County Registrar-Recorder’s office.
4.3Landscaping of MTA Leased Area. Landlord approves of Tenant’s proposed improvements to the area shown on Exhibit 5 attached hereto, which area Landlord leases from the Los Angeles County Metropolitan Transportation Authority (“MTA”); provided, however, if MTA ever requires during the Lease Term that the rail tracks within Landlord’s leased premises under its lease with MTA be uncovered, Tenant shall do so at its sole cost and expense.
5.Generator. Tenant has requested permission to install a generator in the portion of the Common Area shown on Exhibit 6 (the “Generator Area”), and Landlord hereby grants permission for Tenant’s installation of a Kohler Generator manufactured in 2022 (750kw), Model 750REOZMD, with a 973 gallon diesel above-ground fuel tank (the “Generator”) in the Generator Area, on the condition that the installation and operation of such Generator shall be conducted at all times in accordance with applicable laws (including, but not limited to, the approval of the El Segundo Fire Department), and that Tenant shall be obligated to register, obtain permits for and maintain the Generator as required by the South Coast Air Quality Management District throughout the Lease Term while the Generator is at the Project. Regardless of whether Tenant exercises the option to extend the Lease Term, Tenant shall be required to remove the Generator and restore the Generator Area not later than the expiration or earlier termination of the Lease Term.
6.General Provisions.
6.1Further Assurances. Each of the parties hereto agrees to execute and deliver all such further documents and to take all such further actions as may be reasonably requested by the other party hereto to effectuate fully the terms and provisions of this Amendment, provided such documents or actions do not limit, reduce or impair the rights of the party upon whom such request is made.
6.2Binding Effect. This Amendment shall be binding upon and inure to the benefit of Landlord, its successors and assigns and Tenant and its permitted successors and assigns.

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6.3Reaffirmation. Except for those provisions that are inconsistent with this Amendment and those terms, covenants and conditions for which performance has been completed, all other terms, covenants and conditions of the Original Lease shall remain unmodified and in full force and effect, and Landlord and Tenant hereby reaffirm and ratify the Original Lease, as amended by this Amendment.
6.4Governing Law; Headings. Interpretation of this Amendment shall be governed by the laws of the State of California. The headings of the paragraphs contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment. All references to the Lease in the Original Lease shall be deemed to be references to the Original Lease as amended by this Amendment.
6.5Electronic Signatures; Counterparts. Each party hereto, and its respective successors and assigns, shall be authorized to rely upon the signatures of all of the parties hereto delivered by email or other electronic means as constituting a duly authorized, irrevocable, actual, current delivery of this Amendment with original ink signatures. The parties further consent and agree that (1) to the extent a party hereto executes this Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Amendment electronically, and (2) the electronic signatures appearing on this Amendment shall be treated for purposes of validity, enforceability and admissibility, the same as handwritten signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.
6.6Authority. Each party hereto hereby represents, covenants and warrants to the other party that: (i) each individual executing this Amendment on behalf of such representing party has the authority and ability to bind such party and that no other person must execute this Amendment on behalf of such party; and (ii) the consent or approval of any third party, including, without limitation, a lender, is not required with respect to the execution of this Amendment by such party, or if any such third party consent or approval is required, such party has obtained any and all such consents or approvals.

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IN WITNESS WHEREOF, this Amendment has been executed by Landlord and Tenant as of the date first set forth in the introductory paragraph of this Amendment.

LANDLORD:                HC HORNET WAY, LLC,
a Delaware limited liability company

By /s/ Brent Iloulian
Name: Brent Iloulian
Title: Authorized Representative

TENANT:                BEYOND MEAT, INC.,
a Delaware corporation

By /s/ Jonathan Nelson
Name: Jonathan Nelson
Title: Chief Operations Officer
SIGNATURE PAGE TO FIRST AMENDMENT TO LEASE